Exhibit 99.1

Faeth Therapeutics Reports Third Quarter 2026 Financial Results and Operational Updates

•	Topline results from the Phase 2 PIK-201 trial in endometrial cancer expected by year-end

•	FDA granted Fast Track designation to PIKTOR plus paclitaxel in biomarker-selected advanced endometrial cancer

•	Presented preclinical data on PIKTOR in HR+/HER2- breast cancer models at ESMO 2026

AUSTIN, Texas—(BUSINESS WIRE)—November 3, 2026— Faeth Therapeutics (Nasdaq: FTH), a clinical-stage oncology company developing multi-node therapies for cancer patients, including its lead program PIKTOR, today announced financial results for the quarter ended September 30, 2026, and highlighted recent corporate accomplishments and 2026 milestones.

“Since our last quarterly update, we presented PK/PD analysis that informed the PIKTOR dose in our Phase 2 PIK-201 trial and received Fast Track designation for PIKTOR plus paclitaxel in biomarker-selected advanced endometrial cancer,” said Anand Parikh, Chief Executive Officer. “The PAM pathway is dysregulated in up to 50% of solid tumors, and feedback reactivation and resistance mutations may limit single-node inhibitors. We designed PIKTOR, an all-oral, multi-node inhibitor, to address those limitations, and we believe it has the potential to give patients a differentiated treatment option. We look forward to reading out topline data from our Phase 2 PIK-201 trial in endometrial cancer by year-end, and to reporting initial safety and efficacy data from our PIK-101 trial in HR+/HER2- breast cancer in 2027.”

Recent Corporate Updates:

•

Presented preclinical data on PIKTOR in HR+/HER2- breast cancer models at the European Society for Medical Oncology (ESMO) Congress 2026 (Abstract 431P). PIKTOR was tested as monotherapy and in combination with SERDs and CDK inhibitors. In these preclinical models, PIKTOR suppressed key signaling nodes in the PAM pathway, including AKT, at rates comparable to or exceeding those observed with tested single-node inhibitors

•

Presented PK/PD analysis at the 2026 Summit for Novel Therapeutics in Oncology & Precision Medicine in Cancer (STOP Cancer) that informed selection of 3 mg sapanisertib and 200 mg serabelisib three days a week as the recommended Phase 2 dose for PIKTOR in the PIK-201 trial

•

FDA granted Fast Track designation to PIKTOR in combination with paclitaxel for the treatment of patients with advanced or recurrent endometrial cancer whose tumors harbor a PI3K/AKT/mTOR (PAM) pathway alteration and who have previously been treated with platinum-based chemotherapy and an immune checkpoint inhibitor

•

Hosted a virtual key opinion leader event on multi-nodal inhibition for the treatment of endometrial cancer featuring Marcus Goncalves, M.D., Ph.D., of NYU Langone Health and a scientific co-founder of Faeth. A replay is available here

•

Appointed Deepak Tiwari as Senior Vice President, Technical Operations, and Matt Biegler as Senior Vice President, Investor Relations, and added Karen Vousden, Ph.D., and Adam Schayowitz, Ph.D., MBA, to the Board of Directors

Third Quarter 2026 Financial Results

•	Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities were $174.8 million as of September 30, 2026, as compared to $21.2 million as of December 31, 2025.

•

Research and Development Expenses (R&D): R&D expenses for the quarter ended September 30, 2026 were $11.7 million, compared to $2.5 million for the quarter ended September 30, 2025. The increase in R&D expenses was primarily driven by development costs for PIKTOR and other Faeth programs, including clinical trial, chemistry, manufacturing and controls (CMC) and preclinical expenses, together with higher personnel costs, partially offset by lower clinical trial costs for legacy Sensei programs.

•

General and Administrative Expenses (G&A): G&A expenses for the quarter ended September 30, 2026, were $10.4 million, compared to $2.3 million for the quarter ended September 30, 2025. The increase in G&A expenses was primarily attributable to higher personnel costs and increased external administrative fees, primarily legal fees.

•

Net Loss: Net loss was $20.4 million, or $0.79 per basic and diluted share, for the quarter ended September 30, 2026, compared with a net loss of $4.6 million, or $3.62 per basic and diluted share, for the quarter ended September 30, 2025.

Weighted-average common shares outstanding, basic and diluted, were 25,840,555 for the quarter ended September 30, 2026, compared with 1,261,290 for the quarter ended September 30, 2025.

Condensed Statements of Operations

(Unaudited, in thousands except share and per share data)

	For the Three Months Ended September 30,
	2026	2025
Operating expenses:
Research and development	$11,736	$2,536
General and administrative	10,350	2,315

Total operating expenses	22,086	4,851

Loss from operations	(22,086)	(4,851)
Total other income	1,688	282

Net loss	(20,398)	(4,569)

Net loss per share, basic and diluted	$(0.79)	$(3.62)

Weighted-average common shares outstanding, basic and diluted	25,840,555	1,261,290

Selected Condensed Balance Sheet Data

(Unaudited, in thousands)

	September 30, 2026	December 31, 2025
Cash and cash equivalents	$14,180	$8,668
Marketable securities	160,615	12,516
Total assets	178,949	22,902
Total liabilities	11,085	4,310
Series B redeemable convertible preferred stock	6,767	—
Total stockholders’ equity	161,097	18,592

About PIKTOR

PIKTOR is an investigational, proprietary, all-oral combination of serabelisib, a selective PI3K-alpha inhibitor, and sapanisertib, an mTORC1/mTORC2 inhibitor, designed to inhibit multiple nodes of the PI3K/AKT/mTOR pathway. This multi-node approach is designed to address the signaling feedback reactivation and treatment-emergent resistance mutations that may limit the efficacy of single-node PI3K/AKT/mTOR pathway inhibitors. According to published literature, the PAM pathway is dysregulated in up to 50% of all solid tumors, making it one of the most prevalent therapeutic targets in oncology.

PIKTOR is being evaluated in a Phase 2 trial in second-line advanced endometrial cancer (Study FTH-PIK-201), with topline data anticipated by year-end 2026. PIKTOR is also being evaluated in a Phase 1b/2 trial in HR+/HER2- advanced breast cancer (Study FTH-PIK-101), in which the first patient was dosed in April 2026 and interim data is anticipated in 2027.

About Faeth Therapeutics

Faeth Therapeutics, Inc. (Nasdaq: FTH) is a clinical-stage biotechnology company focused on improving outcomes for cancer patients through multi-node inhibition of critical oncogenic pathways. The Company’s lead program is PIKTOR, an investigational all-oral combination of serabelisib and sapanisertib in development for endometrial and breast cancer. Faeth was co-founded in 2019 by Anand Parikh and Oliver Maddocks, Ph.D., together with scientific founders Lewis Cantley, Ph.D., the discoverer of the PI3K pathway; Siddhartha Mukherjee, M.D., D.Phil.; Karen Vousden, Ph.D.; Scott Lowe, Ph.D.; and Greg Hannon, Ph.D. The Company intends to use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, please visit www.faeththerapeutics.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “estimate,” “potential,” “target,” “on track” and similar expressions, although not all forward-looking statements contain these words. These statements include, but are not limited to, statements regarding: the Company’s interpretation of preclinical, pharmacokinetic and pharmacodynamic data and the conclusions the Company draws from that data, including with respect to dose and schedule selection for PIKTOR and comparisons of PIKTOR’s preclinical profile to that of other tested inhibitors; the anticipated benefits of Fast Track Designation; the Company’s expectations regarding its pipeline and development plans, including the Phase 2 trial of PIKTOR in advanced endometrial cancer and the anticipated timing of topline data, and the Phase 1b/2 trial of PIKTOR in HR+/HER2- advanced breast cancer and the anticipated timing of interim data; the potential therapeutic benefits, tolerability profile and differentiation of PIKTOR; and the Company’s expectations regarding its cash runway.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others, risks related to clinical development and the conduct, timing and results of clinical trials; the risk that results from preclinical studies, including comparisons with other product candidates or approved products, earlier clinical trials, modeling or other exploratory analyses may not be predictive of results in ongoing or future clinical trials; risks related to reliance on third parties for the supply of investigational agents used in combination studies; the Company’s cash position and anticipated cash runway; the Company’s need for additional financing; its limited operating history and history of operating losses; risks related to the integration of Faeth; the Company’s ability to satisfy applicable Nasdaq listing requirements and to maintain the listing of its common stock; and the other risks and uncertainties described under the headings “Risk Factors” and “Summary of Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, its Quarterly Report on Form 10-Q filed with the SEC on November 3, 2026, and its definitive proxy statement filed with the SEC on April 27, 2026, as well as in the Company’s subsequent filings. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required by law.

View source version on businesswire.com: [Insert Link]

Investor Contact:

Matthew Biegler, SVP, Investor Relations

matt@faeththerapeutics.com

Media Contact:

Patrick Schmidt, Consort Partners

faeththerapeutics@consortpartners.com

Source: Faeth Therapeutics, Inc.